Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-281490) pertaining to the Noodles & Company 2024 Inducement Plan,

(2)Registration Statement (Form S-8 No. 333-272120) pertaining to the Noodles & Company 2023 Stock Incentive Plan,

(3)Registration Statement (Form S-8 No. 333-189877) pertaining to the Noodles & Company Employee Stock Purchase Plan,

(4)Registration Statement (Form S-8 No. 333-189878) pertaining to the Noodles & Company Amended and Restated 2010 Stock Incentive Plan, and

(5)Registration Statements (Form S-3 No. 333-217760 and No. 333-225238) of Noodles & Company;

of our report dated March 7, 2025 (except for the consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders’ equity (deficit), Note 8, Note 9 and Note 10, as to which the date is March 25, 2026), with respect to the consolidated financial statements of Noodles & Company included in this Annual Report (Form 10-K) of Noodles & Company for the year ended December 30, 2025.

/s/ Ernst & Young LLP

Denver, Colorado
March 25, 2026